Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is dated April 23, 2024, between White River Energy Corp (OTCQB: WTRV), a Nevada corporation (the “Company”), and Jay Puchir (the “Executive”).

WHEREAS, the Company and the Executive have entered into an employment agreement effective as of March 11, 2024 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the Company and the Executive, each intending to be legally bound hereby, do mutually covenant and agree as follows:

1. Section 4(a) of the Agreement is hereby amended to read in its entirety as follows:

Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $1,000,000 per year (the “Base Salary”). The Executive’s Base Salary shall be automatically increased on the first calendar day of every fiscal year for inflation based on the year-over-year increase, if applicable, in the Consumer Price Index reported by the U.S. Bureau of Labor Statistics. The Executive’s Base Salary shall be reviewed at least annually, prior to the first calendar day of every year, by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term. However, the Executive’s Base Salary may not be decreased during the Term. The increase in Base Salary compared to the Prior Agreement shall begin to apply effective May 1, 2024, prior to which the salary provided under the Prior Agreement shall continue to apply.

2. Section 4(f) of the Agreement is hereby amended to read in its entirety as follows:

Tax Credit Commission. Retroactive to April 1, 2024, the Company shall pay the Executive a one percent commission (or 1.0%) on all gross proceeds from sales of federal income tax credits (“Credits”).

3. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned thereto in the Agreement.

4. This Amendment shall become effective on the date first written above. In the event of any conflict between the Agreement and this Amendment, the terms as contained in this Amendment shall control. In all other respects the Agreement is hereby ratified and confirmed.

5. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

White River Energy Corp

By:	/s/ Randy May
Name:	Randy May
Title:	Chief Executive Officer

Executive:

/s/ Jay Puchir
Name:	Jay Puchir